8-K 1 form_8k.htm FORM 8-K

UNITED STATESSECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

FORM 8-K

CURRENT REPORTPursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

December 21, 2010	(December 16, 2010)
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32421	58-23420 21
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 5.07 Submission of Matters to a Vote of Security Holders.

Fusion Telecommunications International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the "Meeting") on December 16, 2010, at 3:00 p.m., Eastern Standard Time.  The Meeting was held at the Company's principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170.

Three (3) proposals were presented for consideration and adopted by the Company's stockholders: (1) the election of eight (8) Directors to our Board of Directors to serve until the next annual meeting of stockholders, (2) the approval to file an  Amendment to the Company's Certificate of Incorporation to increase the total number of shares of Common Stock which the Company shall have the authority to issue from 225,000,000 to 300,000,000, and (3) the ratification of the re-appointment of Rothstein, Kass & Company, P.C. to act at the Company's Independent Registered Public Accountants for the fiscal year ending December 31, 2010.

The number of shares cast for and against, as well as the number of abstentions and broker non-votes as to each of these matters (other than the election of directors), is as follows:

Election of Directors	Shares For	Shares Withheld	Broker Non-Votes
Marvin S. Rosen	60,758,055	273,006	11,480,033
Matthew D. Rosen	60,791,955	239,106	11,480,033
Philip D. Turits	60,763,555	267,506	11,480,033
E. Alan Brumberger	60,808,255	222,806	11,480,033
Julius Erving	60,794,155	236,906	11,480,033
Evelyn Langlieb Greer	60,811,055	220,006	11,480,033
Paul C. O'Brien	60,808,855	222,206	11,480,033
Michael J. Del Guidice	60,768,755	262,306	11,480,033

Proposal	Shares For	Shares Against	Abstentions	Not Voted
Amendment to the Certificate of Incorporation providing that the total number of shares of Capital Stock which the Corporation shall have authority to issue will be 310,000,000, of which 300,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share.	70,412,228	2,047,335	51,531	59,499,404

Ratification of the appointment of Rothstein, Kass & Company, P.C. as independent public accountants for the year ending December 31, 2010.	71,731,795	44,749	734,550	59,499,404

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on FORM 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Dec 21, 2010	By: /s/ GORDON HUTCHINS, JR. Gordon Hutchins, Jr. President, COO, and Acting CFO